Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Announces Strategic Bulk Sale of Distressed Assets

Columbus, Ga., December 13, 2012 – Synovus Financial Corp. (NYSE: SNV) today announced the completion of a bulk sale of distressed assets effective December 10, 2012. Including this transaction, Synovus expects to sell during the fourth quarter of 2012 distressed assets with a total carrying value of approximately $530 million, consisting of approximately $400 million in non-performing assets, $110 million in loans rated accruing substandard, and $20 million in loans rated special mention. The total fourth quarter distressed asset dispositions of approximately $530 million are expected to result in fourth quarter pre-tax charges of approximately $155 million.

“The sale of these distressed assets is an important and strategic step in our continued efforts to further strengthen our balance sheet, improve asset quality, and enhance future earnings” said Synovus Chairman and Chief Executive Officer Kessel D. Stelling.

Management continues to believe that, as previously disclosed, substantially all of the deferred tax asset valuation allowance of $787 million at September 30, 2012, may be reversed as early as the end of the fourth quarter of 2012, and should be reversed no later than the end of the second quarter of 2013. The reversal is also expected to position Synovus for TARP repayment as early as the second quarter of 2013, and no later than the fourth quarter of 2013.

About Synovus

Synovus Financial Corp. is a financial services company with approximately $26 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on future credit trends and expenses; expectations on future profitability; expectations regarding reversal of the deferred tax asset valuation allowance and the repayment of our obligations under TARP; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.